       EXHIBIT 10(h) TO ANNUAL REPORT ON FORM 10-K FOR SYMIX SYSTEMS, INC.

                             EIGHTH LEASE AGREEMENT


         This Eighth Lease Amendment (the "Eighth Amendment") is made and entered into as of the latest date on which it is executed by either of the parties hereto (the "Amendment Date") by and between CORPORATE EXCHANGE BUILDINGS IV AND V LIMITED PARTNERSHIP, an Ohio limited partnership, whose address is 383 South Third Street, Columbus, Ohio 43215 (the "Landlord") and SYMIX COMPUTER SYSTEMS, INC., an Ohio corporation, whose address is 2800 Corporate Exchange Drive, Columbus, Ohio 43231 (the "Tenant").

                                    RECITALS

         1. 2600 Realty Corp. V, Landlord's predecessor in interest, and Tenant entered into a Lease Agreement dated April 3, 1991 (the "Original Lease") and a Start Date Agreement dated October 15, 1992. Landlord and Tenant entered into a First Lease Amendment dated December 1, 1993, a Start Date Agreement dated December 1, 1993, a Second Lease Amendment dated April 1, 1994, a Start Date Agreement dated April 1, 1994, a Third Lease Amendment dated July 12, 1994 (the "Third Amendment"), a Start Date Agreement dated July 12, 1994, a Fourth Lease Amendment dated November 11, 1994, a Fifth Lease Amendment dated May 28, 1998, a Storage Space Lease dated September 20, 1999 (the "Storage Space Lease"), a Sixth Lease Amendment dated September 24, 1999 and a Seventh Lease Amendment effective as of April 10, 2000 (the "Original Lease, the seven (7) Amendments, the three (3) Start Date Agreements and the Storage Space Lease are referred to collectively as the "Lease"), by which Landlord leased to Tenant, and Tenant leased from Landlord, certain premises containing approximately 82,429 rentable square feet of office space (the "Office Premises") and approximately 1,505 square feet of storage space (the "Storage Space"), located on the lower level, first, second, third and fourth floors of Corporate Exchange Building V, 2800 Corporate Exchange Drive, Columbus, Franklin County, Ohio (the "Building").

         2. Tenant and Landlord desire to extend the Term, and Landlord and Tenant agree to amend the Lease as set forth herein.

         IT IS, THEREFORE, agreed as follows:

1. Extension of Term. The Term of the Lease is extended for one (1) year beginning July 1, 2001 and expiring June 30, 2002 (the "2002 Extended Term").

2. Base Rent.

                  2.1. Office Premises. Base Rent for the Office Premises for the 2002 Extended Term shall be Sixty Thousand One Hundred Seventy-Three and 17/100 Dollars ($60,173.17) per month. Tenant shall pay Landlord Base Rent at the times and in the manner required by the Lease.

                  2.2. Storage Space Premises. Rent for the Storage Space for the 2002 Extended Term shall be Six Hundred Twenty-Seven and 08/100 Dollars ($627.08) per month ("Storage Space Rent"). Tenant shall pay Landlord Storage Space Rent at the times and in the manner required by the Lease.

3. Early Departure Fee. On or before June 30, 2002 Tenant shall pay to Landlord, as Additional Rent, an early departure fee of Thirty Thousand Dollars ($30,000) in accordance with Section 5 of the Sixth Lease Amendment.

4. Holding Over. If Tenant retains possession of the Office Premises, the Storage Space Premises or any part of either of them, after the expiration of the 2002 Extended Term, then the provisions of Article 8 of the Original Lease shall apply. In addition, if Tenant retains possession for more than thirty (30) days after the expiration of the 2002 Extended Term, then Tenant shall indemnify Landlord from and against any and all loss or liability resulting from the failure of Tenant to surrender possession of the Premises in accordance with the terms and conditions of the Lease.

5. Condition of Premises. Tenant accepts both the Office Premises and the Storage Space Premises in their "AS IS, WHERE IS, WITH ALL FAULTS" condition and acknowledges that all work required to have been performed by Landlord has been performed and that the Office Premises and the Storage Space Premises are in the condition required by the Lease.

6. Ratification. Except as set forth in this Eighth Amendment, Landlord and Tenant ratify all provisions of the Lease, including, without limitation, the Seventh Lease Amendment. A copy of the ratified Seventh Lease Amendment, which became effective April 10, 2000, is attached as Exhibit A. All provisions of the Lease shall remain unchanged and in full force and effect and shall apply to this Eighth Amendment. All terms and conditions of the Lease not specifically amended by this Eighth Amendment shall apply as if fully rewritten herein, and the rights and obligations of Tenant shall be governed and controlled by the terms and conditions of the Lease as amended hereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Lease.

7. Brokers. Tenant hereby certifies that no real estate broker has or will represent it concerning this Eighth Amendment and that no finder's fees have or will be earned by any third party. Tenant shall indemnify and hold Landlord harmless from any liability or expense that may arise from such claims, including reasonable attorney's fees.

8. Governing Law. This Eighth Amendment shall be construed, governed and enforced in accordance with the laws of the State of Ohio.

9. Authorization of Tenant. This Eighth Amendment and the instruments and documents contemplated hereby, and the execution and delivery hereof by Tenant, and the consummation of the transactions herein provided, do not violate any provision of the constitution or bylaws of Tenant or any agreement to which Tenant is a party or by which Tenant is bound, and constitute valid and binding obligations of Tenant enforceable against it in accordance with their respective terms. No consent or governmental approval is required in connection with the consummation of the transactions contemplated hereby. Tenant represents and warrants to Landlord that it has full right, power and authority to enter into the transactions provided for in this Eighth Amendment; and that it has not, at any time, subleased, pledged, hypothecated, assigned or encumbered the Lease or in any other manner encumbered the Premises and will not do so.

         IN WITNESS WHEREOF, the duly authorized representatives of Landlord and Tenant have executed this Eighth Amendment on the respective dates set forth below.

                                    LANDLORD:  CORPORATE EXCHANGE
                                    BUILDINGS IV AND V LIMITED
                                    PARTNERSHIP, an Ohio limited partnership, by Joseph Skilken & Co., General Partner

WITNESSES:


/s/ Regina R. Watson                By: /s/ Steve Skilken
---------------------------------      --------------------------------
                                        Steve Skilken, President
Printed Name: Regina R. Watson
              -------------------   Date: 8/23/00
                                         ------------------------------
/s/ Christine Caruso
---------------------------------
Printed Name: Christine Caruso
              -------------------

                                    TENANT:  SYMIX COMPUTER SYSTEMS,
                                    INC., an Ohio corporation


/s/ Annette L. Ford                 By: /s/ Lawrence W. DeLeon
---------------------------------      --------------------------------
                                    Name:    Lawrence W. DeLeon
                                         ------------------------------
Printed Name:  Annette L. Ford      Title:   VP, CFO and Secretary
             --------------------         -----------------------------

/s/  Mary Mahoney                   Date:    July 26, 2000
---------------------------------        ------------------------------

Printed Name: Mary Mahoney
             --------------------

                            NOTARIZATION FOR LANDLORD


STATE OF OHIO
COUNTY OF FRANKLIN, ss:

On this 23rd day of August, 2000, before me, a Notary Public in and for said County and State, personally appeared Steve Skilken, President of Joseph Skilken & Co., an Ohio corporation, and the General Partner of Corporate Exchange Buildings IV and V Limited Partnership, who acknowledged that he did sign the foregoing instrument on behalf of the corporation and limited partnership.


                                                     /s/ Regina R. Watson
                                                 -----------------------------
                                                 Notary Public






                        NOTARIZATION FOR CORPORATE TENANT


STATE OF OHIO
COUNTY OF FRANKLIN, ss:

On this 26th day of July, 2000, before me, a Notary Public in and for said County and State, personally appeared Lawrence W. DeLeon, VP and CFO of Symix Computer Systems, Inc., an Ohio corporation, who represented that he did sign the foregoing lease amendment on behalf of the corporation.


                                                 /s/ Rick J. Shapiro
                                                 -----------------------------
                                                 Notary Public

                                   EXHIBIT "A"


                             SEVENTH LEASE AMENDMENT

This Seventh Lease Amendment (the "Seventh Amendment") is made and entered into as of the latest date on which it is executed by either of the parties hereto (the "Amendment Date"), by and between Corporate Exchange IV & V Limited Partnership, an Ohio limited partnership, 383 South Third Street, Columbus, Ohio 43215 (the "Landlord") and Symix Computer Systems, Inc., an Ohio corporation whose address is 2800 Corporate Exchange Drive, Columbus, Ohio 43231 (the "Tenant").

                                    RECITALS

A. 2600 Realty Corp. V, Landlord's predecessor in interest, and Tenant entered into a Lease Agreement dated April 3,1991, a. Start Date Agreement dated October 15, 1992, and a Lease For Storage Space dated March 16, 1992, and Landlord and Tenant entered into a First Lease Amendment dated December 1, 1993, a Start Date Agreement dated December 1, 1993, a Second Lease Amendment dated April 1, 1994, a Start Date Agreement dated April 1, 1994, a Third Lease Amendment dated July 12, 1994 (the "Third Amendment"), a Start Date Agreement dated July 12, 1994, a Fourth Lease Amendment dated November 11, 1994, a Fifth Lease Amendment dated May 28, 1998, a Storage Space Lease dated October 22, 1999, a Sixth Lease Amendment dated September 24, 1999 (collectively these documents are referred to herein as the "Lease"), by which Landlord leased to Tenant, and Tenant leased from Landlord, certain premises containing approximately 81,944 rentable square feet (the "Existing Premises"), located on the lower level, first, second, third, and fourth floors of Corporate Exchange Building V, 2800 Corporate Exchange Drive, Columbus, Franklin County, Ohio (the "Building").

B. Tenant desires to lease additional office space in the Building on the terms set forth herein and to amend the Lease.

IT IS, THEREFORE, agreed as follows:

1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately one thousand one hundred ninety (1,990) rentable square feet of office space (the "2000 Expansion Space") located on the first floor of the Building as shown on the floor plan attached hereto as Exhibit A and more commonly known as Suite 120.

2. The Term of the lease for the 2000 Expansion Space shall commence on April 10, 2000, shall be concurrent with the Term of the Lease, and shall expire on June 30, 2001, unless sooner terminated as provided in the Lease.

3. Commencing on April 10, 2000 the 2000 Expansion Space, the Premises shall be deemed to include the 2000 Expansion Space and will contain an aggregate of approximately 83,934 rentable square feet. Tenant's pro rata share of Operating Expenses and Real Property Taxes shall be computed based upon the ratio of the number of rentable square feet contained in the Premises (excluding the 1,505 square feet of storage space) in relation to the total number of rentable square feet of office space contained in the Building (excluding the 1,505 square feet of storage space.

4. Tenant shall pay Landlord Base Rent for the Premises in advance on the first day of each calendar month, without set off or demand, as set forth in the Lease until March 31, 2000, and beginning on April 1, 2000 and continuing each calendar month until the expiration of the Term as follows:

         April 1, 2000 through April 30, 2000: Seventy Thousand Four Hundred Seventy Nine and 18/100 Dollars ($70,479.18) per month.

         May 1, 2000 through June 30, 2001: Seventy One Thousand Eighty Two and 69/100 Dollars ($71,082.69) per month.

5. Tenant accepts the 2000 Expansion Space in "AS IS" condition except that Landlord, at its cost will shampoo all existing carpet within the Premises. By occupying the 2000 Expansion Space (including occupancy for Tenant's construction of its alterations and improvements), Tenant shall be deemed conclusively to have accepted the 2000 Expansion Space and to have acknowledged that the 2000 Expansion Space is in the condition required by the Lease and this Amendment.

Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord. Tenant shall submit a statement of planned alterations, together with detailed architectural plans, specifications, and description of materials for Landlord's approval. Tenant shall not commence any work without first (a) obtaining Landlord's written approval of Tenant's plans, specifications, and description of materials, and
(b) delivering to Landlord copies of Tenant's comprehensive general liability insurance certificates naming Landlord as an additional insured. Tenant shall perform all work in strict accordance with Tenant's approved plans and specifications and with all applicable laws, orders, regulations and requirements, in compliance with such rules and regulations as Landlord may make, and shall obtain approval by all appropriate governmental or quasi-governmental agencies. Tenant shall obtain all applicable permits and authorizations before commencing work. All changes and alterations shall be made at the sole cost of Tenant, shall be performed in a good and workmanlike manner, shall not affect any structural parts of the Building, and shall not interfere with the quiet enjoyment of other tenants. Tenant at its cost shall repair any damage to the Building and/or Land caused by Tenant's alterations and shall restore them to the condition in which they were prior to the damage. Tenant shall promptly remove from the Premises and the Building all trash resulting from its work. All materials placed in the Premises or in the building by Tenant, its contractors, agents, representatives, employees, concessionaires, licenses, or invitees, and all Tenant's work at any time, shall be at Tenant's sole risk. Tenant shall indemnify Landlord, Landlord's managing agent, and anyone claiming through them from all costs and expense incurred in connections with Tenant's performance of Tenant's alterations.

Tenant shall keep the Premises, the Building, and the Land free and clear of all mechanics' and/or materialman's liens resulting from work done by or for Tenant. If any mechanics' or materialman's liens are filed against the Premises or the Building as a result of or purporting to be the result of any work for or act of Tenant, Tenant shall discharge the lien within thirty (30) days by payment, or by notice and bond meeting the requirements of the Ohio Revised Code. If tenant does not discharge the lien, Landlord may pay the lien for the account of Tenant without inquiring into its validity and treat the amount of such payment as additional rent immediately due from Tenant; and/or treat Tenant's failure to discharge the lien as a default. Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorneys' fee resulting therefrom.

Nothing in this Lease shall be construed as constituting the express or implied consent or request of Landlord to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials, fuel, machinery or supplies or any specific improvements, alterations of or repair to the Building or the Premises or any improvement thereto, nor as giving Tenant any right, power or authority to act as agent of Landlord to contract for, or to permit the performance of furnishing of any labor, materials, fuel, machinery or supplies on any basis which would entitle any person to assert and/or perfect a mechanic's lien or other claim encumbering the Building, the Premises or Landlord's interests in the Premises. Tenant shall post and maintain at the Premises any notices appropriate for the protection of the Premises from efforts by others to perfect or assert mechanic's liens or other claims in respect of the Premises.

6. Except as set forth in this Seventh Amendment, all provisions of the Lease shall remain unchanged and in full force and effect and shall apply to this Seventh Amendment. All terms and conditions of the Lease not specifically amended by this Seventh Amendment shall apply as if fully rewritten herein, and the rights and, obligations of Tenant shall be governed and controlled by the terms and conditions of the Lease as amended hereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Lease.

7. Tenant hereby certifies that no real estate broker has or will represent it concerning this Seventh Amendment and that no finder's fees have or will be earned by any third party. Tenant shall indemnify and hold Landlord harmless from any liability or expense that may arise from such claims, including reasonable attorneys' fees.

8. This Seventh Amendment shall be construed, governed and enforced in accordance with the laws of the State of Ohio.

9. This Agreement and the instruments and documents contemplated hereby, and the execution and delivery hereof by Tenant, and the consummation of the transactions herein provided, do not violate any provision of the constitution or bylaws of Tenant or any agreement to which Tenant is a party or by which Tenant is bound, and constitute valid and binding obligations of Tenant enforceable against it in accordance with their respective terms. No consent or governmental approval is required in connection with the consummation of the transactions contemplated hereby. Tenant represents and warrants to Landlord that it has full right, power and authority to enter into the transactions provided for in this Seventh Lease Amendment; and that it has not, at any time, subleased, pledged, hypothecated, assigned or encumbered the Lease or in any other manner encumbered the Premises and will not do so.

IN WITNESS WHEREOF, Landlord has executed this Lease Termination Agreement on the ____ day of ____________, 2000, and Tenant has executed this Lease Termination Agreement on the ____ day of ______________, 2000.



                                           LANDLORD: CORPORATE EXCHANGE
                                           IV & V LIMITED PARTNERSHIP

                                           BY: JOSEPH SKILKEN & CO.,
                                               GENERAL PARTNER

WITNESSES:

                                           By:
-------------------------------------         ---------------------------------
                                                    Steve Skilken, President
Printed Name:                              Date:
             ------------------------           -------------------------------

-------------------------------------

Printed Name:


                                           TENANT: SYMIX COMPUTER
                                                   SYSTEMS, INC.


                                           By:
-------------------------------------         ---------------------------------
                                                    Lawrence J. Fox
Printed Name:                                       Chairman of the Board and
             ------------------------               Chief Executive Officer

-------------------------------------
                                           Date:
Printed Name:                                   -------------------------------
             ------------------------

                            NOTARIZATION FOR LANDLORD


STATE OF OHIO
COUNTY OF FRANKLIN

On this _______ day of ________, 2000 before me, a notary public in, and for said County and State, personally appeared Steve Skilken, President of Joseph Skilken & Co., an Ohio corporation and the General Partner of Corporate Exchange IV & V Limited Partnership, an Ohio limited partnership, on behalf of the limited partnership who acknowledged for and on behalf of the corporation and limited partnership that he did sign the foregoing instrument on behalf of the corporation and limited partnership.


---------------------------------
Notary Public
My Commission Expires:
                      -----------






                        NOTARIZATION FOR CORPORATE TENANT

STATE OF OHIO
COUNTY OF FRANKLIN

On this _______ day of ____________, 2000, before me, a notary public in and for said County and State, personally appeared Lawrence J. Fox, Chairman of the Board and Chief Executive Officer of Symix Computer Systems, Inc., an Ohio corporation, who represented that he is duly authorized to sign and did sign the foregoing lease on behalf of the corporation.




---------------------------------
Notary Public
My Commission Expires:
                      -----------